SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 4, 2013

Corgenix Medical Corporation

(Exact Name of registrant as specified in its charter)

Nevada	000-24541	93-1223466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11575 Main Street

Suite 400

Broomfield, Colorado 80020

(Address, including zip code, of principal executive offices)

(303) 457-4345

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On July 5, 2013, we filed a Current Report on Form 8-K disclosing that Corgenix Medical Corporation (the “Company”) received written notice from legal counsel for Eiji Matsuura, Ph.D. (“Dr. Matsuura”) that Dr. Matsuura desired to terminate the Amended and Restated License Agreement dated April 14, 2010 between the Company and Dr. Matsuura (the “Prior License Agreement”) because Dr. Matsuura believed the Company breached certain obligations under the Prior License Agreement.  We stated that the Company disputed that Dr. Matsuura had sufficient cause for terminating the Prior License Agreement and intended to contest the proposed termination.

Since the Company’s receipt of Dr. Matsuura’s notice, the Company and Dr. Matsuura have, through discussions, resolved any and all disputes regarding the Prior License Agreement, and Dr. Matsuura retracted his notice of termination and demand for arbitration of disputes.  To evidence the terms of the Company’s and Dr. Matsuura’s joint resolutions and revised arrangement going forward, the parties entered into a new License and Cooperation Agreement (the “New License and Cooperation Agreement”), effective September 4, 2013, which replaces the Prior License Agreement, and the Prior License Agreement is thereby terminated.

Item 8.01.  Other Events.

As described above, effective September 4, 2013, the Company entered into the New License and Cooperation Agreement with Dr. Matsuura, which amends and restates the Prior License Agreement between the parties.  On September 10, 2013, the Company issued a press release announcing its entry into the New License and Cooperation Agreement, a copy of which is filed herewith as Exhibit 99.1.  Under the New License and Cooperation Agreement, Dr. Matsuura grants the Company access to certain technology owned by Dr. Matsuura for the determination of oxidized lipoproteins and related analytes, antibodies and antigens to develop human in-vitro diagnostic products to be manufactured and sold by the Company.  In consideration for the license, the Company will pay Dr. Matsuura consulting fees and royalty payments in accordance with the terms of the New License and Cooperation Agreement.  The New License and Cooperation Agreement will continue in effect until September 29, 2022, unless terminated earlier in accordance with the terms of the New License and Cooperation Agreement, and may be renewed upon the mutual agreement of the parties.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibit

99.1	Press Release, dated September 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2013	CORGENIX MEDICAL CORPORATION

	By:	/s/ Douglass T. Simpson
Douglass T. Simpson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated September 10, 2013